Exhibit 10.2

Execution Copy

Dated March     , 2010

(1)	CORGENIX UK LIMITED
(as Chargor)

(2)	FAUNUS GROUP INTERNATIONAL, INC
(as Chargee)

DEBENTURE (CLIENT)

(including mortgage over plant, machinery and equipment)

2

SCHEDULE 2 NOTICE TO ACCOUNT BANK	27
SCHEDULE 3 SPECIFIED INTELLECTUAL PROPERTY	30
SCHEDULE 4 FORM OF NOTICE TO INSURERS	31
SCHEDULE 6 PLANT, MACHINERY & EQUIPMENT	34
EXECUTION PAGE	1

THIS DEBENTURE is made on March     , 2010

BETWEEN:

(1)                                  CORGENIX UK LIMITED a Lynchwood corporation (03167445) whose registered office is at 40 Commerce Road, Lynchwood, Peterborough, PE2 6LR (the “Chargor”)

(2)                                  FAUNUS GROUP INTERNATIONAL, INC a company incorporated in Delaware  having offices  at 80 Broad Street, 22nd Floor, New York, New York 10004 (“Chargee”)

WITNESSES AS FOLLOWS:

1.             Definitions and Interpretation

1.1                                 Unless the context otherwise requires, words or expressions defined in, or by reference in, the Receivables Financing Agreement shall have the same meanings in this Debenture.

1.2                                 In addition, in this Debenture, unless the context requires otherwise, the following words and expressions shall have the following meanings:

Account:  the account maintained by the Chargor with the Account Bank, with account number 09825479 and includes any replacement account or sub-division or sub-account of any such account and “Accounts” shall be construed accordingly;

Account Bank:  National Westminster Bank PLC, Peterborough Branch, or such other bank as may be agreed between the Chargee and the Chargor;

Act:  the Companies Act 1985;

Assets:  in relation to the Chargor, all its undertaking, property, assets, revenues and rights of every description (including, but not limited to, the Plant & Machinery, the Other Debts and all Non-vesting Debts), or any part of them, present and future, and any interest therein;

Corgenix Medical Corporation: Corgenix Medical Corporation, a corporation incorporated in Nevada whose registered number is C6200-1994

Corgenix Incorporated: Corgenix Incorporated, a corporation incorporated in Delaware whose registered number is

Declared Default:  the Chargee first exercising its rights arising in respect of any Termination Event;

Derivative Rights:  all dividends, interest or distributions and all other rights and benefits of an income nature accruing at any time in respect of any Investments;

Finance Documents: the Receivables Financing Agreements, the Debentures, the Floating Charge, the Guarantee and Finance Document shall mean any one of them;

Fixed Security Asset:  an Asset for the time being comprised within an assignment created by clause 4.1 (Assignments) or within a mortgage or fixed charge created by clause 4.2 (Mortgage of Plant, Machinery & Equipment) by clause 4.3 (Fixed security);

Floating Charge Asset:  an Asset for the time being comprised within the floating charge created by clause 4.4 (Creation of Floating Charge);

Insurance Policy:  any contract or policy of insurance of the Chargor (including all cover notes) of whatever nature, including but not limited to the P&M Insurance, which is from time to time taken out by or on behalf of the Chargor or (to the extent of its interest) in which the Chargor has an interest at any time;

Intellectual Property:  in relation to the Chargor, all its patents (including supplementary protection certificates), utility models, registered and unregistered trade marks (including service marks), rights in passing off, copyright, database rights, registered and unregistered rights in designs and, in each case, any extensions and renewals of, and any applications for, such rights;

Intellectual Property Rights:  in relation to the Chargor, all and any of its Intellectual Property and all other intellectual property rights, causes of action, interests and assets charged by it pursuant to paragraphs (c)(xi) to (xvi) inclusive of clause 4.3 (Fixed security);

Investments:  all shares, stock, debentures, debenture stock, bonds and other investments (as listed in Part III of the Financial Services and Markets Act 2000 (Regulated Activities Order 2001, SI 2001/544 (as amended)), whether certificated or uncertificated and whether in registered or bearer form (whether or not marketable) now or in the future owned at law or in equity by the Chargor, including all depository interests representing any of them and including all rights and benefits of a capital nature accruing at any time in respect of any Investments by way of redemption, repayment, substitution, exchange, bonus or preference, option, rights or otherwise;

Land:  freehold and leasehold, and any other estate in, land and (outside England and Wales) immovable property and in each case all buildings and structures upon and all things affixed thereto (including trade and tenant’s fixtures);

Liability:  any liability, damage, loss, costs, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise;

Non-vesting Debts:  all Debts that are intended to, but which do not for any reason, vest absolutely and effectively in the Chargee under the Receivables Financing Agreement together with any related rights to such Debts;

Other Debts:  all present and future book and other debts of the Chargor, all moneys from time to time standing to the credit of any account of the Chargor and all moneys whether arising under contracts or in any other manner due, owing or incurred to the Chargor (and including owing to the Chargee) other than:

(i)                                    Debts absolutely and effectively vested in the Chargor under the Receivables Financing Agreement; and

(ii)                                 Non-vesting Debts;

P&M Insurance:  the meaning given to it in clause 6.2(a)(i) (Insurance);

Permitted Security Interest: any of the following:

(a)                                  Security Interests arising under the Finance Documents;

(b)                                 a lien or right of set off arising solely by operation of law in the ordinary course of trading (or by contractual provisions having substantially similar effect) except for any lien the rights to which have been asserted; and

(c)                                  any other Security Interest that the Chargee agrees in writing from time to time may be a Permitted Security Interest;

Plant, Machinery & Equipment:  all of the plant, machinery and equipment specified in Schedule 6 (Plant, Machinery & Equipment) together with all other plant and machinery, equipment, fittings, installations and apparatus, inventory, furniture, tools, motor vehicles and all other assets of a similar nature whatsoever, wherever situate, which are now, or at any time after the date of this Debenture become, the property of the Chargor;

Receiver:  a receiver and manager appointed under clause 18 (Appointment of a Receiver or an Administrator) including (where the context requires or permits) any substituted receiver and manager;

Receivables Financing Agreement:  the receivables financing agreement dated on or about the date of this Debenture between the Chargee and the Chargor as Client;

Relevant System:  the meaning given to that term by the Uncertificated Securities Regulations 2001 and includes the CREST system and also any other system or facility (whether established in the United Kingdom or elsewhere) providing means for the deposit of, and clearance of transactions in, Investments;

Secured Obligations:  all moneys, obligations and liabilities, howsoever arising, now or at any time in the future due, owing or incurred by the Chargor to the Chargee on any account whatsoever (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, including without limitation all interest (as well after as before any demand made or judgment given), fees, charges, expenses, legal fees and accounting fees chargeable to and payable by the Chargor under or in relation to any such moneys, obligations and/or liabilities

Specified Intellectual Property:  the Intellectual Property listed in Schedule 3 Specified Intellectual Property); and

Specified Investments:  all Investments that at any time:

(a)                                  represent a holding in a Subsidiary of the Chargor;

(b)                                 are held in the name of the Chargee or its nominee or to its order; or

(c)                                  that the Chargor has deposited certificates for with the Chargee or which, if uncertificated, are held in an escrow or other account in favour of the Chargee or its nominee.

1.3                                 Construction

In this Debenture, a reference to:

(a)                                  the “Chargor” or the “Chargee” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)                                 “Assets” include present and future properties, any interest in such property (legal or equitable), revenues rights of every description and any thing in action;

(c)                                  a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(d)                                 “including” and “in particular” shall not be construed restrictively but shall mean respectively “including and without prejudice to the generality of the foregoing/but not limited to” and “in particular, but without prejudice to the generality of the foregoing/but not limited to”;

(e)                                  a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, joint venture, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(f)                                    “property” includes any interest (legal or equitable) in real or personal property and any thing in action;

(g)                                 a “regulation” includes any regulation, rate, official directive, request or guideline (whether or not having the force of law) of any governmental, international or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h)                                 subject to clause 30.4 (Variations), references to this Debenture or to any other document (including any Finance Document) include references to this Debenture or such other document as varied in any manner from time to time;

(i)                                     references to uncertificated Investments are to Investments the title to which can be transferred by means of an electronic or other entry in a Relevant System and references to certificated Investments are to Investments which are not uncertificated Investments;

(j)                                     words denoting the singular only shall include the plural and vice versa and any gender shall include the other genders;

(k)                                  a clause or a Schedule is a references to a clause of or a schedule to this Debenture;

(l)                                     a time of day is a reference to London time;

(m)                               a provision of law is a reference to that provision as amended or re-enacted;

(n)                                 clause and Schedule headings are for ease of reference only; and

(o)                                 a Default (other than an Termination Event) is “continuing” if it has not been remedied or waived and an Termination Event is “continuing” if it has not been waived.

1.4                                 The parties to this document intend it to be a deed and agree to execute and deliver it as a deed.

2.                                      Clawback

2.1           If the Chargee considers in good faith that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Debenture and the security constituted hereby will continue and such amount will not be considered to have been irrevocably paid.

2.2           Where any discharge (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise, the liability of the Chargor under this Debenture shall continue as if the discharge or the arrangements had not occurred.

2.3           The Chargee may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

3.             Covenant to Pay

3.1                                 Covenant to pay

The Chargor covenants with the Chargee that it will pay, discharge and satisfy the Secured Obligations in accordance with their terms.

3.2                                 Proviso

The covenants contained in this clause and the security created by this Debenture shall not extend to or include any liability or sum which would otherwise cause any such covenant or security to be unlawful or prohibited by any applicable law.

3.3                                 Demands

(a)                                  The making of one demand shall not preclude the Chargee from making any further demands.

(b)                                 Any third party dealing with the Chargee or any Receiver shall not be concerned to see or enquire as to the validity of any demand under this Debenture.

4.             Creation of security

4.1                                 Assignments

The Chargor, with full title guarantee, as security for the payment or discharge of all Secured Obligations, assigns to the Chargee all of its rights, claims, title and interest from time to time in respect of any sums payable to it pursuant to the Insurance Policies, including but not limited to the P&M Insurance.

4.2                                 Mortgage of Plant, Machinery & Equipment

The Chargor, with full title guarantee, as security for the payment or discharge of all Secured Obligations, mortgages and charges to the Chargee all of the Chargor’s Plant, Machinery & Equipment.

4.3                                 Fixed Security

The Chargor, with full title guarantee, as security for the payment or discharge of all Secured Obligations, charges to the Chargee the following:

(a)                     by way of legal mortgage, all Land in England and Wales now vested in it and registered at the Land Registry or which will be subject to first registration at the Land Registry upon the execution and delivery of this Debenture, including the Land (if any) described under its name in Schedule 1 (Registered Land to be Mortgaged);

(b)                    by way of legal mortgage, all other Land in England and Wales now vested in it and not registered at the Land Registry;

(c)                     by way of first fixed charge:

(i)                                     all other Land which is now, or in the future becomes, its property;

(ii)                                  all interests and rights in or relating to Land or the proceeds of sale of Land now or in the future belonging to it;

(iii)                             all plant and machinery now or in the future attached to any Land which, or an interest in which, is charged by it under the preceding provisions of this clause 4.2;

(iv)                             all income of any kind whatsoever and all debts and claims now or in the future due or owing to it under or in connection with any lease, agreement or licence relating to Land;

(v)                                all Specified Investments which are now, or in the future become, its property;

(vi)                             all Derivative Rights now or in the future accruing in respect of its Specified Investments;

(vii)                          all Investments (other than Specified Investments) which are now, or in the future become, its property, and all Derivative Rights now or in the future accruing in respect of those Investments;

(viii)                      where Investments are held in a Relevant System, all its rights against the operator of the Relevant System or any participant in respect of such Investments;

(ix)                              all insurance or assurance contracts or policies now or in the future held by or otherwise benefiting it which relate to Fixed Security Assets or which are now or in the future deposited by it with the Chargee, together with all its rights and interests in such contracts and policies (including the benefit of all claims arising and all money payable under them) apart from any claims which are otherwise subject to a fixed charge or assignment (at law or in equity) in this Debenture;

(x)                                 all its goodwill and uncalled capital for the time being;

(xi)                              all Specified Intellectual Property belonging to it;

(xii)                           all other Intellectual Property presently belonging to it, including any Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(xiii)                        all Intellectual Property that may be acquired by or belong to it in the future, including any such Intellectual Property to which it is not absolutely entitled or to which it is entitled together with others;

(xiv)                       the benefit of all agreements and licences now or in the future entered into or enjoyed by it relating to the use or exploitation of any Intellectual Property in any part of the world;

(xv)                          all its rights now or in the future in relation to trade secrets, confidential information and knowhow in any part of the world enjoyed now or in the future;

(xvi)                       all its rights and causes of action in respect of infringement(s) (past, present or future) of the rights referred to in sub-paragraphs (c)(xi) to (xv) inclusive of this clause 4.2;

(xvii)                    all Non-vesting Debts and all Other Debts;

(xviii)               the benefit of all instruments, guarantees, charges, pledges and other security and all other rights and remedies available to it in respect of any Fixed Security Asset except to the extent that such items are for the time being effectively assigned under clause 4.1 (Assignments);

(xix)                       any beneficial interest, claim or entitlement it has in any pension fund now or in the future;

(xx)                            all rights, money or property accruing or payable to it now or in the future under or by virtue of a Fixed Security Asset except to the extent that such rights, money or property are for the time being effectively assigned or charged by fixed charge under the foregoing provisions of this Debenture;

(xxi)                       all its interests, rights and receipts in respect of moneys at any time standing to the credit of the Account;

(xxii)                    all moneys at any time standing to the credit of any of its other bank accounts; and

(xxiii)                 the benefit of all licences, consents and authorisations held in connection with its business or the use of any Asset and the right to recover and receive all compensation which may be payable in respect of them.

4.4                                 Creation of floating charge

The Chargor, with full title guarantee, charges to the Chargee as security for the payment or discharge of all Secured Obligations, by way of floating charge:

(a)                                  all its Assets (now or in the future owned), except to the extent that such Assets are for the time being effectively assigned by way of security by virtue of clause 4.1 (Assignments) or effectively mortgaged or charged under clause 4.2 (Mortgage of Plant, Machinery & Equipment) clause 4.3 (Fixed security), including any Assets comprised within a charge which is reconverted under clause 5.4 (Reconversion); and

(b)                                 without exception, all its Assets in so far as they are for the time being situated in Scotland,

but in each case so that the Chargor shall not create any mortgage or any fixed or floating charge or other security over any such Asset (whether having priority over, or ranking pari passu with or subject to, this floating charge) or take any other step referred to in clause 8 (Negative pledge and other restrictions) with respect to any such Asset, and the Chargor shall not, without the consent of the Chargee, sell, transfer, part with or dispose of any such Asset except by way of sale in the ordinary course of its business.

4.5                                 Notices of Assignment

The Chargor shall on the date of this Debenture give notice to the insurers (and any broker) (as set out in Schedule 4 (Form of Notice to Insurers)) of the security over the Insurance Policies (including but not limited to the P&M Insurance) and their proceeds created by this Debenture, and shall use all endeavours (including expending reasonable costs and expenses) to procure the execution and delivery to the Chargee of acknowledgments by the addressees of the notices delivered to them.

4.6                                 Priority

(a)                                  Any fixed security created hereunder by the Chargor and subsisting in favour of the Chargee shall (save as the Chargee may otherwise declare at or after the time of its creation) have priority over the floating charge created by clause 4.4 (Creation of floating charge).

(b)                                 Any security created in the future by the Chargor (except in favour of the Chargee) shall be expressed to be subject to this Debenture and shall rank in order of priority behind the charges created by this Debenture.

4.7                                 Application to the Land Registry

The Chargor:

(a)                                  in relation to each register of title of any present and future Land of the Chargor which is charged to the Chargee under this Debenture or pursuant to clause 10 (Further Assurance), consents to the Chargee (or its solicitors) at any time:

(i)                                     submitting a form RX1 (application to register a restriction) in the following terms:

“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date] in favour of Faunus Group International, Inc referred to the charges register or, if appropriate, signed on such proprietor’s behalf by its secretary or conveyancer”; and

(ii)                                  submitting a form CH2 (application to enter an obligation to make further advances); and

(b)                                 covenants to submit an application to the appropriate Land Registry for the first registration of any unregistered Land in England and Wales mortgaged by clause 4.2 (Fixed security) at its own expense, immediately following its execution of this Debenture.

5.             Crystallisation

5.1                                 Crystallisation by notice

The floating charge created by the Chargor in clause 4.4 (Creation of floating charge) may be crystallised into a fixed charge by notice in writing given at any time by the Chargee to the Chargor if:

(a)                                  a Declared Default has occurred;

(b)                                 the Chargee in good faith considers that a Default has occurred and is continuing; or

(c)                                  the Chargee in good faith considers that any of the Assets expressed to be charged to the Chargee by this Debenture may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

(d)                                 a circumstance envisaged by paragraph (a) of clause 5.2 (Automatic Crystallisation) occurs and the Chargee in good faith considers that such crystallisation is desirable in order to protect the priority of its security.

Such crystallisation shall take effect over the Floating Charge Assets or class of Assets specified in the notice.  If no Floating Charge Assets are specified, it shall take effect over all Floating Charge Assets of the Chargor.

5.2           Automatic crystallisation

If, without the Chargee’s prior written consent:

(a)           the Chargor resolves to take or takes any step to:

(i)            create a create or permit to subsist any Security Interest over any of its Floating Charge Assets, except for a Permitted Security Interest;

(ii)           create a trust over any of its Floating Charge Assets; or

(iii)          dispose of any Floating Charge Asset, except by way of sale in the ordinary course of the Chargor’s business; or

(b)           any person resolves to take or takes any step to seize or sell any Floating Charge Asset pursuant to any form of legal process; or

(c)           an Termination Event has occurred and is continuing,

then the floating charge created by clause 4.4 (Creation of floating charge) shall be automatically and instantly crystallised (without the necessity of notice) into a fixed charge over such Floating Charge Asset or, in the case of paragraph (c) above into a fixed charge over all Floating Charge Assets of the Chargor.

5.3           Future Floating Charge Assets

Except as otherwise stated in any notice given under clause 5.1 (Crystallisation by notice) or unless the crystallisation relates to all its Floating Charge Assets, prospective Floating Charge Assets acquired by the Chargor after crystallisation has occurred under clause 5.1 (Crystallisation by notice) or clause 5.2 (Automatic crystallisation) shall become subject to the floating charge created by clause 4.4 (Creation of floating charge), so that the crystallisation shall be effective only as to the specific Floating Charge Assets affected by the crystallisation.

5.4           Reconversion

Any charge which has crystallised under clause 5.1 (Crystallisation by notice) or 5.2 (Automatic crystallisation) may, by notice in writing given at any time by the Chargee to the Chargor, be reconverted into a floating charge in relation to the Assets specified in such notice.

6.             Title documents, insurance policies and transfers

6.1           Documents

Subject to the rights of any prior chargee and except as otherwise expressly agreed in writing by the Chargee, the Chargor shall:

(a)           deposit with the Chargee, and the Chargee shall be entitled to retain during the continuance of the security created by this Debenture, all deeds and documents of title relating to all its Fixed Security Assets, all policies of insurance and assurance, certificates of registration and certificates constituting or evidencing Specified Investments and Intellectual Property Rights; and

(b)           execute and deliver to the Chargee such documents and transfers and give such instructions and perform such other acts as the Chargee may require at any time to constitute or perfect an equitable or legal charge (at the Chargee’s option) over its Specified Investments, including any eligible to participate in a Relevant System.

6.2           Insurance

(a)       The Chargor shall:

(i)            maintain at all times:

(A)         insurance on the Plant, Machinery & Equipment (the “P&M Insurance”) in respect of loss or damage to any of the same, howsoever occurring, in an amount equal to:

(1)           its market replacement value from time to time; or

(2)           if higher, on an agreed value basis; and

(B)           all such other insurance policies against such risks (but in any event to include third party liability insurance and insurance against acts of terrorism) as are usual for companies carrying on a business such as that carried out by the Chargor, and in an amount at least equal to the reinstatement costs of the assets thereby insured, in each case with insurers acceptable to the Chargee and in any such case comply with the terms of all such insurance policies, including any stipulations or restrictions as to use or operation of any asset, and shall not do or permit anything which may make any insurance policy void or voidable;

(ii)          make notifications to insurers of any claims or prospective claims in accordance with the provisions of the relevant insurance policy and diligently pursue the making of recoveries from insurers;

(iii)         procure that the Chargee be shown as first loss payee on the face of all its insurance policies in such form as the Chargee may require;

(iv)         make all premium and other payments necessary for effecting or maintaining such insurances and on demand shall produce to the Chargee the receipts of such payments; and;

(v)          use all reasonable endeavours to cause the policies of insurance maintained by it as required by this clause 6.2 to be forthwith amended to include clauses in form satisfactory to the Chargee to ensure that the policies shall not be voidable by the insurers as a result of any misrepresentation, non-disclosure of material facts or breach of warranty.

(b)           If any default shall at any time be made in effecting or maintaining such insurance or in producing any such receipt to the Chargee on demand or depositing any policy with the Chargee pursuant to this Debenture, the Chargee may take out or renew such insurances in such sums as the Chargee may think expedient and all money expended by the Chargee under this provision shall be recoverable by the Chargee under clause 25 (Costs, expenses and liabilities).

(c)           The Chargor shall procure that its insurance broker undertakes in writing to the Chargee that:

(i)            as soon as it becomes aware that the Chargor has failed to pay any premium or renew any insurance, it will keep the Chargee’s interest in such insurance in force up to the full sum insured and for the same risks (subject to the premium for any such period of extended cover being paid by the Chargee for the account of the Chargor);

(ii)           it will advise the Chargee of any proposed cancellation of the policy at least 14 days before such cancellation is due to take effect;

(iii)          if the insurance cover is to be reduced or any insured risks are to be restricted, it will advise the Chargee at least 14 days before such reduction or restriction is due to take effect;

(iv)          it will advise the Chargee immediately of any act, omission or event which comes to the knowledge of the insurer or the broker (as the case may be) and which might invalidate the insurance or render it unenforceable, in whole or in part; and

(v)           it will advise the Chargee if any claim with a value in excess of £5,000 is rejected by insurers or if insurers impose a reservation of rights following the notification of any claim.

7.             Collection of Other Debts and Non-vesting Debts

7.1           During the continuance of this Debenture:-

(i)            pay into the Account all moneys which it may receive in respect of the Other Debts and (subject to any rights of the Account Bank in respect thereof) pay or otherwise deal with such moneys standing in such account in accordance with any directions from time to time given in writing by the Chargee;

(ii)           if called upon to do so by the Chargee execute a legal assignment of the  Other Debts to the Chargee in such terms as the Chargee may require and give notice thereof to the debtors from whom those debts are owing or incurred and take such other steps as the Chargee may require to perfect such legal assignment;

(iii)          deal with the Other Debts in accordance with any directions from time to time given in writing by the Chargee and in default of and subject to any such directions deal with the same only in the ordinary course of getting in and realising the same (but not sell, assign, factor or discount the same in any way);

(iv)          permit the Account Bank to furnish directly to the Chargee from time to time upon request full statements and particulars of all the Chargor’s accounts with the Account Bank and such other financial statements and other information respecting the assets and liabilities of the Chargor as are from time to time available to the Account Bank;

(v)           only deal with Non-Vesting Debts as if they were Debts (and their related rights) purchased by the Chargee under the Receivables Financing Agreement and in particular will not bank or deal with any payments (by whatever method) in respect of the Non-Vesting Debts except by dealing with them in accordance with the Receivables Financing Agreement; and

(vi)          after crystallisation of the floating charge (if any) created pursuant to clause  2.1(c) into a fixed charge, not (except as permitted by the Chargee) withdraw any credit balance representing payments relating to Other Debts from the Account or any of the Chargor ‘s other bank accounts;

7.2           Notice to Account Bank

The Chargor shall, immediately after the execution of this Debenture, give notice to the Account Bank in the form set out in Part 1 of Schedule 2 (Notice to Account Bank) and use all reasonable endeavours (including incurring reasonable costs and expenses) to ensure that the Account Bank delivers to the Chargee an acknowledgement in the form set out in Part 2 of Schedule 2 (Notice to Account Bank);

8.             Negative pledge and other restrictions

Save as may be expressly permitted under the Finance Documents, the Chargor shall not, without the prior written consent of the Chargee:

(a)           create or permit to subsist any Security Interest or any trust over any of its Assets, except for Permitted Security Interests; or

(b)           sell, assign, lease, license or sub-license, or grant any interest in, any of its Fixed Security Assets, or part with possession or ownership of them, or purport or agree to do so.

9.             Right of appropriation

Without prejudice to any other rights and remedies under this Debenture, to the extent that any of the Fixed Security Assets or Floating Charge Assets constitutes “financial collateral” and are subject to a legal or equitable mortgage under this Debenture which is or forms part of a “security financial collateral arrangement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the “Regulations”), the Chargee shall also have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations. For this purpose, the parties agree that the value of such financial collateral so appropriated shall be:

(a)           in the case of cash, the amount standing to the credit of the Account, together with accrued but unposted interest, at the time the right of appropriation is exercised; and

(b)           in the case of Investments, the market price of such Investments at such time as determined by the Chargee (acting reasonably) by reference to a relevant public index or by such other process as the Chargee may select, including independent valuation. In each case, the parties agree that the method of valuation provided for in this Debenture shall constitute a commercially reasonable method of valuation for the purpose of the Regulations.

10.           Further assurance

(a)           The Chargor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Chargee may specify and in such form as the Chargee may require (in favour of the Chargee or its nominee(s)) in order to:

(i)            perfect or protect the security created or intended to be created by this Debenture (which may include the execution of a mortgage, charge, assignment, transfer, notice, instruction or other security over all or any of the Assets which are, or are intended to be, the subject of the security constituted by this Debenture);

(ii)           confer on the Chargee security over any Assets of the Chargor located in any jurisdiction outside England and Wales which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Debenture; and/or

(iii)          facilitate the realisation of the Assets subject to the security conferred or intended to be conferred by this Debenture or the exercise of any rights vested in the Chargee, any Receiver, Administrator or nominee, including executing any transfer, conveyance, charge, assignment or assurance of all or any of the Assets which are the subject of the security constituted by this Debenture, making any registration and giving any notice, order or instructions.

(b)           The Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Chargee by or pursuant to this Debenture.  Without prejudice to the generality of this clause 10, at the request of the Chargee the Chargor will promptly execute a legal mortgage, charge or assignment over any of the Assets subject to or intended to be subject to any fixed security created by this Debenture in favour of the Chargee in such form as the Chargee may require.

(c)           Without prejudice to the Chargors’ obligations under paragraph (b) of clause 12.1  (Positive Covenants), the Chargor irrevocably authorises the Chargee to effect such registrations, renewals, payments and notifications or carry out such acts or things at the expense of the Chargor as shall, in the opinion of the Chargee, be necessary or prudent to protect the Chargee’s interests in relation to the Intellectual Property Rights or to protect or maintain the Intellectual Property Rights or any of them.  The Chargor shall give the Chargee all such assistance as it may request.

(d)           For so long as no Termination Event has occurred and is continuing the Chargee will act reasonably in exercising its rights under this clause 10.

11.           Continuing security

This Debenture shall be a continuing security for the Chargee, notwithstanding any intermediate payment or settlement of accounts or other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of set-off, combination, lien or other rights exercisable by the Chargee as banker against the Chargor or any security, guarantee, indemnity and/or negotiable instrument now or in the future held by the Chargee.

12.           Land

12.1         Positive Covenants

The Chargor covenants that it shall:

(a)           Repair: keep all its buildings and all its plant, machinery, fixtures, fittings and other effects charged by it under this Debenture in good and substantial repair (fair wear and tear excepted) and in good working order and condition and will not, without the prior written consent of the Chargee, alter, pull down, remove or dispose of any of them, except in the ordinary course of repair, maintenance or improvement;

(b)           Payments: punctually pay or cause to be paid all rates, taxes, levies, charges, duties, assessments, impositions and outgoings whatever assessed, charged or imposed, now or in the future, in respect of its Land or Land in which it has an interest to the extent that failure to do so could be reasonably be expected to materially adversely affect the value of the Land or the value of the security constituted by this Debenture and, when reasonably required by the Chargee, produce to it proof of such payment;

(c)           Contracts: comply in all material respects with the terms of all agreements, assignments, contracts, conveyances, grants and other deeds and documents for the time being binding on it or affecting its Land or its use or enjoyment and not take any action which, or omit to take any action the omission of which, results in any of its interests or estates in its Land being adversely affected;

(d)           Compliance with lease: punctually pay the rents reserved by and observe and perform in all material respects the other material covenants, agreements or obligations on its part to be observed and performed which are contained in any lease, agreement for lease, tenancy agreement or licence to occupy relating to any Land and enforce the observance and performance by the landlord or licensor of its material obligations under any such document;

(e)           Notices, orders and proposals: supply to the Chargee copies of any notice, order or proposal affecting its Land which may be materially adverse to the interests of the Chargee:

(i)         within seven days of receipt where it is received from any competent authority or tenant; and

(ii)        within three days of receipt where it is received from any landlord,

and at its cost either punctually comply with such notice or order or (if so requested by the Chargee make or join with the Chargee in making such objections or representations or taking such other steps as the Chargee may think fit;

(f)            Building operations: complete with reasonable expedition any building operations to the reasonable satisfaction of any competent authority and in conformity with all requisite planning and by-law consents;

(g)           Valuation reports: promptly on receipt, cause a copy of each professional valuation report which it obtains in relation to its Land to be provided to the Chargee;

(h)           Notification of non-compliance: notify the Chargee, promptly on receipt, of any claim, notice or other communication received by it alleging non-compliance by it in relation to any matter referred to in this clause 12.1;

(i)            Acquisitions: notify the Chargee immediately upon its acquisition of any Land;

(j)            Access to Land: permit the Chargee (but without the Chargee being under any obligation to do so) to:

(i)       inspect, at reasonable times and on reasonable notice, any of its Land, and

(ii)      enter upon all or any of its Land to effect such repairs as the Chargee may consider necessary, without becoming liable as a mortgagee in possession.

12.2         Negative covenants

Save as may be permitted under the Finance Documents, the Chargor shall not without the prior written consent of the Chargee:

(a)           No building: carry out any building work on its Land, or make any structural alteration to any building on its Land, or apply for any planning consent for the development or change of use of its Land, or at any time sever, remove or dispose of any fixture on it if any such action would be reasonably likely to materially adversely affect the value of such Land;

(b)           No onerous obligations: enter into any onerous or restrictive obligation affecting its Land or create or permit to arise any overriding interest or any easement or right whatever in or over it which would be reasonably likely to affect adversely its value or the value of the security constituted by this Debenture over it;

(c)           No leasing: exercise any power of leasing in relation to its Land, or accept surrenders of leases of any Land or agree to do so;

(d)           No lease extensions: extend, renew on substantially different terms or vary any lease or tenancy agreement or give any licence to assign or underlet in relation to its Land;

(e)           No elections: make any election to waive the exemption under paragraph 2 of Schedule 10 of the Value Added Tax Act 1994 in its capacity as landlord of any such Land;

(f)            Possession: part with possession of its Land (except on the determination of any lease, tenancy or licence granted to it or as permitted under paragraph (c) above or paragraph (g) below); or

(g)           No sharing: share the occupation of any Land with any other person or agree to do so other than for the purposes of conferences, music, special events, and exhibition venues provided that in none of the foregoing instances is the relationship of landlord and tenant created or exclusive possession conferred.

12.3         Consolidation of Mortgages

Section 93 of the Law of Property Act 1925, dealing with the consolidation of mortgages, shall not apply to this Debenture.

13.           Plant, Machinery & Equipment

The Chargor shall:

13.1         Maintenance:  keep and maintain the Plant, Machinery & Equipment in good and serviceable repair and condition and working order, and:

(a)        at its own expense, replace all worn or damaged parts thereof and make all alterations or modifications required thereto by applicable law or regulation;

(b)        save as provided in paragraph (a) above, not make any alterations, additions or modifications thereto without the Chargor’s prior written consent;

(c)        not permit any item of Plant, Machinery & Equipment to be used or handled other than in compliance with all applicable laws and in a careful and proper by persons properly qualified and trained to use it and in accordance with all operating instructions given by the supplier or manufacturer thereof;

(d)        not permit any item of Plant, Machinery & Equipment to be overloaded or to be used for any purpose for which it is not designed or reasonably suitable

(e)        where it is uneconomic to maintain or repair any item of Plant, Machinery & Equipment as required by this clause 13.1, replace such item with another similar item of equal or greater quality or value;

13.2         Plating:  if so required by the Chargee, place and maintain at the Chargor’s expense on each item of Plant, Machinery & Equipment the value of which is equal to or greater than £2,500 (unless a Default has occurred, in which case the threshold of £2,500 shall not apply), in a conspicuous place, a clearly legible identification plate containing the following wording:

“NOTICE OF SECURITY INTEREST

This item and the ancillary equipment is subject to a mortgage dated [          ] 200[  ] in favour of Faunus Group International, Inc”; and

13.3         Removal:  not unfix or remove any item of Plant, Machinery or Equipment from the Land on which it is kept as at the date of this Debenture, except for the purpose of effecting necessary maintenance or repairs to or replacing it in accordance with clause 13.1 (Maintenance) (and the Chargor shall, forthwith upon request by the Chargee, provide the Chargee with written confirmation of the current location(s) of the Plant, Machinery & Equipment

14.           Intellectual Property Rights

14.1         Positive Covenants

The Chargor shall:

(a)           Consents: promptly obtain any consent required for the creation of a fixed charge over any Intellectual Property Rights;

(b)           Filings and registrations: via the agency created in this paragraph, promptly file and register in or with such patent, trade mark or other intellectual property register or authority as may be available for the purpose (in the UK or elsewhere) in such name as may be required by the law of the place of registration, such of the following as may be capable of filing or registration there:

(i)            this Debenture;

(ii)           if so requested by the Chargee all licences of Intellectual Property granted to or acquired by it; and

(iii)          all future assignments, mortgages and/or charges of Intellectual Property Rights made pursuant to this Debenture,

and maintain or renew such filings and registrations where applicable.  The Chargor hereby appoints the Chargee as its authorised agent to make any filings, registrations or renewals referred to in this paragraph (b) at the UK Patent Office or otherwise as the Chargee shall see fit.

14.2         Negative covenants

Save as may be expressly permitted under the Finance Documents, the Chargor shall not except with the prior written consent of the Chargee:

(a)           No disposals etc: sell, assign, lease, license, sub-license or grant any interest in its Intellectual Property Rights, or purport or agree to do so or part with possession or ownership of them, or allow any third party access to, or the right to use or exploit, any Intellectual Property Rights;

(b)           Contracts: enter into any contract or arrangement for supply or otherwise whereby any third party obtains any assignment of or any right or licence in relation to any Intellectual Property Rights on the occurrence or non-occurrence of any future event or circumstance whatever;

(c)           Trade marks: amend the specification of any registered trade mark included in its Intellectual Property Rights to the extent that it would be likely to materially adversely affect its value or the value of the security constituted by this Debenture or authorise or permit any third party to register any trade mark which is the same as or confusingly similar to any such trade mark in respect of goods or services which are the same as or similar to the goods or services for which such trade mark is registered;

(d)           Patents: amend the specification or drawings referred to in any granted patent; or

(e)           Chargee’s name: use the Chargee’s name in or join the Chargee into any proceedings relating to infringement or ownership of any Intellectual Property Rights.

15.           Specified Investments

Voting and other rights: The Chargor undertakes not to exercise any voting or other rights in a way which would be reasonably likely to prejudice the value of its Specified Investments or otherwise to jeopardise the security constituted by this Debenture over them.  Unless and until the occurrence of a Declared Default:

(a)           all voting and other rights attaching to Specified Investments belonging to the Chargor shall continue to be exercised by the Chargor for so long as it remains their registered owner and the Chargor shall not permit any person other than the Chargor, the Chargee or the Chargee’s nominee to be registered as holder of such Specified Investments or any part of them; and

(b)           if Specified Investments belonging to the Chargor are registered in the name of the Chargee or the Chargee’s nominee, all voting and other rights attaching to them shall be exercised by the Chargee or the Chargee’s nominee in accordance with instructions in writing from time to time received from the Chargor and, in the absence of any such instructions, the Chargee or the Chargee’s nominee shall not exercise any such rights.

16.           Opening of New Accounts

16.1         Creation of new account

On receiving notice that the Chargor has granted security over or otherwise encumbered or disposed of any of its Assets in contravention of any Finance Document, the Chargee may rule off all its accounts and open new accounts with the Chargor.

16.2         Credits to new account

If the Chargee does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the Chargor to the Chargee shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the Chargor under any Finance Document at the time when it received such notice.

17.           Powers of Sale, Leasing and Accepting Surrenders

17.1         Section 103 of the LPA

Section 103 of the Law of Property Act 1925 shall not apply to this Debenture, and the statutory power of sale shall arise on, and be exercisable at any time after, the execution of this Debenture.  However, the Chargee shall not exercise such power of sale until this Debenture has become enforceable in accordance with clause 18.1.

17.2         Powers of sale extended

The statutory powers of sale, leasing and accepting surrenders exercisable by the Chargee by virtue of this Debenture are extended so as to authorise the Chargee (whether in its own name or that of the Chargor) to:

(a)           grant a lease of any Land vested in the Chargor or in which it has an interest on such terms and conditions as the Chargee shall think fit; and

(b)           sever any fixtures from Land vested in the Chargor and sell them separately.

18.           Appointment of a Receiver or an Administrator

18.1         Appointment

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to this Debenture.  At any time after:

(a)           the occurrence of a Declared Default; or

(b)           a request has been made by the Chargor to the Chargee for the appointment of a Receiver or an administrator over its Assets or in respect of the Chargor,

then this Debenture shall become enforceable and, notwithstanding the terms of any other agreement between the Chargor and any other person (including the Chargee), the Chargee may (unless precluded by law) appoint in writing any person or persons to be a receiver and manager or receivers and managers of all or any part of the Assets of the Chargor or, an administrator or administrators of the Chargor, as the Chargee may choose in its entire discretion.

18.2         Power to act separately

Where more than one Receiver or administrator is appointed, the appointees shall have power to act separately unless the Chargee shall specify to the contrary.

18.3         Receiver’s remuneration

The Chargee may from time to time determine the remuneration of a Receiver.

18.4         Removal of Receiver

The Chargee may (subject to section 45 of the Insolvency Act 1986) remove a Receiver from all or any of the Assets of which he is the Receiver.

18.5         Further appointments of a Receiver

Such an appointment of a Receiver shall not preclude:

(a)                                  the Chargee from making any subsequent appointment of a Receiver over all or any Assets over which a Receiver has not previously been appointed or has ceased to act; or

(b)                                 the appointment of an additional Receiver to act while the first Receiver continues to act.

18.6                           Receiver’s agency

The Receiver shall be the agent of the Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until the Chargor goes into liquidation, after which time he shall act as principal and shall not become the agent of the Chargee.

19.                                Powers of a Receiver

The Receiver may exercise, in relation to the Chargor over whose Assets he is appointed, all the powers, rights and discretions set out in Schedules 1 and 2 to the Insolvency Act 1986 and in particular, by way of addition to and without limiting such powers, the Receiver may, with or without the concurrence of others:

(a)                                  sell, lease, let, license, grant options over and vary the terms of, terminate or accept surrenders of leases, licences or tenancies of, all or any of the Assets of the Chargor, without the need to observe any of the provisions of Sections 99 and 100 of the Law of Property Act 1925, in such manner and generally on such terms and conditions as he shall think fit in his absolute and unfettered discretion and any such sale or disposition may be for cash, Investments or other valuable consideration (in each case payable in a lump sum or by instalments) and carry any such transactions into effect in the name of and on behalf of the Chargor;

(b)                                 promote the formation of a Subsidiary of the Chargor with a view to such Subsidiary purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Assets of the Chargor;

(c)                                  sever any fixtures from Land and/or sell them separately;

(d)                                 exercise all voting and other rights attaching to Investments owned by the Chargor;

(e)                                  arrange for the purchase, lease, licence or acquisition of all or any Assets of the Chargor by any Subsidiary contemplated by paragraph (b) above on a basis whereby the consideration may be for cash, Investments, shares of profits or sums calculated by reference to profits or turnover or royalties or licence fees or otherwise, whether or not secured on the assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or by instalments over such period as the Receiver may think fit;

(f)                                    make any arrangement or compromise with the Chargee or others as he shall think fit;

(g)                                 make and effect all repairs, renewals and improvements to the Assets of the Chargor and effect, renew or increase insurances on such terms and against such risks as he shall think fit;

(h)                                 appoint managers, officers and agents for the above purposes at such remuneration as the Receiver may determine;

(i)                                     redeem any prior Security Interest and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed an expense properly incurred by the Receiver;

(j)                                     pay the proper administrative charges of the Chargee in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of the Chargor;

(k)                                  commence and/or complete any building operations upon any Land of the Chargor and apply for and obtain any planning permissions, building regulation consents or licences, in each case as he may in his absolute discretion think fit;

(l)                                     take all steps necessary to effect all registrations, renewals, applications and notifications as the Receiver may in his discretion think prudent to maintain in force or protect any of the Chargor’s Intellectual Property Rights; and

(m)                               do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the relevant Assets.

20.                                 Power of attorney

20.1                           Appointment of attorney

The Chargor, by way of security and to more fully secure the performance of its obligations under this Debenture, hereby irrevocably appoints the Chargee (whether or not a Receiver or administrator has been appointed) and any Receiver separately to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise, to:

(a)                                  do anything which the Chargor is obliged to do (but has not done) in accordance with this Debenture, including to execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document; and

(b)                                 enable the Chargee or any such Receiver to exercise (or to delegate) all or any of the rights conferred on it by this Debenture or by statute in relation to this Debenture or the Assets mortgaged, assigned or charged, or purported to be mortgaged, assigned or charged, by it hereunder.

20.2                           Ratification

The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to his appointment under this clause.

20.3                           Sums recoverable

All sums expended by the Chargee or any Receiver under this clause 20 shall be recoverable from the Chargor under clause 25 (Costs, expenses and liabilities).

21.                                Other powers exercisable by the Chargee

21.1                           Receiver’s powers

All powers of a Receiver conferred by this Debenture may be exercised by the Chargee after this Debenture has become enforceable.  In that event, paragraph (i) of clause 19 (Powers of a Receiver) shall be read and construed as if the words “be charged on the Assets of the

Chargor” were substituted for the words “be deemed an expense properly incurred by the Receiver”.

21.2                           Receipt of debts

The Chargee or any manager, officer, nominee or agent of the Chargee is hereby irrevocably empowered to:

(a)                                  receive all trade debts  and other debts and claims which may be assigned to the Chargee pursuant to this Debenture and/or clause 10 (Further Assurance);

(b)                                 on payment give an effectual discharge for them and on non-payment to take and institute (if the Chargee in its sole discretion so decides) all steps and proceedings either in the name of the Chargor or in the name of the Chargee for their recovery; and

(c)                                  agree accounts and make allowances and give time to any surety.

The Chargor ratifies and confirms whatever the Chargee or any manager or officer of the Chargee shall do or purport to do under this clause.

21.3                           Chargee’s powers

The Chargee shall have no liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on it by this clause 21, except for gross negligence or wilful misconduct.

21.4                           No duty of enquiry

The Chargee need not enquire as to the sufficiency of any sums received by it in respect of any debt or claim or make any claim or take any other action to collect in or enforce them.

22.                                 Application of money received by the Chargee or a Receiver

22.1                           Suspense account

Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Chargee may place and keep to the credit of an interest bearing suspense account any money received from or realised in respect of the Chargor’s liability under this Debenture.  The Chargee shall have no intermediate obligation to apply such money in or towards the discharge of any of the Secured Obligations.  Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by the Chargee in good faith to be a fair market rate.

22.2                           Discretion to apply

Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Chargee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

23.                                Protection of third parties

23.1                           No duty to enquire

No purchaser from, or other person dealing with, the Chargee or any Receiver or administrator appointed under this Debenture shall be concerned to enquire whether any of the powers which the Chargee has exercised or purported to exercise has arisen or become exercisable, or whether this Debenture has become enforceable, or whether a Receiver or administrator has been validly appointed, or whether any event or cause has happened to authorise the Chargee or a Receiver or administrator to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

23.2                           Receipt

The receipt of the Chargee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Chargee.

24.                                Protection of the Chargee and Receiver

24.1                           Limitation

Neither the Chargee nor any Receiver shall be liable in respect of any Liability which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise, any of their respective powers under or by virtue of this Debenture, except if and in so far as such Liability results from its own gross negligence or wilful default.

24.2                           Entry into possession

Without prejudice to the generality of clause 24.1 (Limitation), neither the Chargee nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively.  If and whenever the Chargee enters into possession of any Assets, it shall be entitled at any time at its discretion to go out of possession.

25.                                Costs, expenses and liabilities

25.1                           Costs and expenses

The Chargor will, within three (3) Business Days of the Chargee’s written demand from time to time, reimburse the Chargee for all costs and expenses (including legal fees) on a full indemnity basis, together with VAT thereon, reasonably and properly incurred by it in connection with:

(a)                                  the negotiation, preparation, printing, execution, completion and perfection of this Debenture; and

(b)                                 the completion of the transactions and perfection of the security contemplated in this Debenture in clause 10 (Further Assurance).

25.2                           Enforcement costs

The Chargor will, within three (3) Business Days of the Chargee’s written demand, pay to the Chargee, on a full indemnity basis, the amount of all costs and expenses (including legal, valuation, accountancy and consultancy fees and disbursements and out-of-pocket expenses), and any VAT thereon, incurred by the Chargee in connection with the exercise, enforcement and/or preservation of any of its rights under this Debenture (or any of the documents contemplated by such documents) or any proceedings instituted by or against the Chargee, in any jurisdiction as a consequence of taking or holding the security or enforcing those rights.

25.3                           Indemnity for Liabilities

The Chargor shall also, within three (3) Business Days of the Chargee’s written demand, reimburse or pay to the Chargee, its employees or agents, on demand (on the basis of a full indemnity) the amount of all Liabilities incurred by the Chargee, its employees or agents, in connection with:

(a)                                  any default or delay by the Chargor in the performance of any of its obligations under this Debenture;

(b)                                 the exercise, or the attempted or purported exercise, by or on behalf of the Chargee of any of its powers or any other action taken by or on behalf of the Chargee with a view to or in connection with the recovery of the Secured Obligations, the enforcement of the security created by this Debenture or for any other purpose contemplated in this Debenture;

(c)                                  the carrying out or consideration of any other act or matter which the Chargee may consider to be conducive to the preservation, improvement or benefit of any Asset; and

(d)                                 any stamp duty, stamp duty reserve tax or similar tax which may be payable as a result of the execution or performance of this Debenture.

26.                                Interest on overdue amounts

(a)                                  Any amount not paid in accordance with this Debenture when due shall (subject to paragraph (b) below) carry interest at the rate and in accordance with the terms contained in the Finance Documents, or other terms governing such amount, in relation to overdue sums or at such other rate as may be agreed between the Chargor and the Chargee from time to time.  In each case, interest shall accrue on a day to day basis until the date of irrevocable and unconditional repayment in full and, if unpaid, shall be compounded on the terms so agreed or (in the absence of such agreed terms) with quarterly rests on the Chargee’s usual quarterly interest days.  Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

(b)                                 Paragraph (a) above shall not apply to the extent that default interest on such amount for such period is charged pursuant to the relevant Finance Document and itself constitutes part of the Secured Obligations.

27.                                Set-off

The Chargee may (but is not obliged to) retain any money standing to the credit of the Chargor with the Chargee in any currency upon any account or otherwise (whether or not in the Chargor’s name) as cover for any Secured Obligations and/or at any time or times without notice to the Chargor combine or consolidate all or any of such money with all or such part of the Secured Obligations due or owing by it as the Chargee may select and the Chargee may purchase with any such money any other currency required to effect such combination or consolidation.  The rights of the Chargee under this clause 27 are in addition to, and not in substitution for, its rights under the general law.

28.                                Assignment and Transfer by the Chargee

28.1                           The Chargor may not transfer or assign any of its rights under this Debenture.

28.2                           The Chargee may, without notice, transfer or assign all or any part of and/or grant one or more participations in the security (created hereunder) to any company, person or body and the Chargor hereby irrevocably consents to any such transfer, assignment or participations (and the disclosure by the Chargee to a transferee, assignee or participant of any information about the Chargor or the Group and the security (created hereunder) as the Chargee may consider appropriate) and undertakes to execute any documentation the Chargee may require to effect any such transfer or assignment or participation.

29.                                Release of security

29.1                           Redemption

Subject to clause 29.2 (Avoidance of Payments), if all Secured Obligations have been unconditionally and irrevocably paid in full the Chargor is not under any further actual or contingent liability to make advance or provide other financial accommodation to any person under any Finance Document, the Chargee will (at the request and cost of the Chargors), execute and do all such reasonable acts as may be necessary to release the Assets from the security constituted by this Debenture.  Such release shall not prejudice the rights of the Chargee under clause 25 (Costs, expenses and liabilities).

29.2                           Avoidance of Payments

If the Chargee considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, liquidation or other similar laws, the liability of the Chargor under this Debenture and the security constituted by this Debenture shall continue and such amount shall not be considered to have been irrevocably paid.

30.                                Forbearance, severability, variations and consents

30.1                           Delay etc

All rights, powers and privileges under this Debenture shall continue in full force and effect, regardless of the Chargee exercising, delaying in exercising or omitting to exercise any of them.

30.2                           Severability

No provision of this Debenture shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

30.3                           Illegality, invalidity, unenforceability

Any provision of this Debenture which is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Debenture.

30.4                           Variations

No variation of this Debenture shall be valid and constitute part of this Debenture, unless such variation shall have been made in writing and signed by the Chargee and the Chargor.

30.5                           Consents

Save as otherwise expressly specified in this Debenture, any consent of the Chargee may be given absolutely or on any terms and subject to any conditions as the Chargee may determine in its entire discretion.

31.                                Counterparts

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures were on a single copy of this Debenture.

32.                                Notices

The provisions of clause 19 (Notices) of the Recievables Financing Agreement will apply to all notices and communications to be given under this Debenture as if such provisions were set out in extenso in this Debenture and as if references therein to “this Agreement” were references to “this Debenture”.

33.                                Third party rights

(a)                                  Unless expressly provided to the contrary in the Recievables Financing Agreement or this Debenture, a person who is not a party to this Debenture has no rights under the Contracts (Right of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Debenture is not required to rescind or vary this Debenture at any time.

34.                                Governing law

This Debenture is to be governed by and construed in accordance with the laws of England and Wales.

35.                                Enforcement

This Debenture shall be governed by and construed in accordance with English law and the Obligors hereby submit to the jurisdiction of the English Courts.

IN WITNESS of which this Debenture has been executed by each of the Chargee and the Chargor as a deed it shall take effect on the date first set out above

Schedule 1

Registered Land to be mortgaged

None at the date of this debenture

Unregistered land subject to first registration upon the execution of this Debenture

None at the date of this debenture

The address for service of the Chargee in the case of registered land is Faunus Group International, Inc, 80 Broad Street, 22nd Floor, New York, New York 10004

Schedule 2

Notice to Account Bank

Part 1

Form of notice to be served at completion by the Chargor on the Account Bank pursuant to clause 7.2

[On the headed notepaper of Chargor]

National Westminster Bank Plc

9 Market Place

Oundle, Peterborough, PE8 4BB

For the attention of

[date]

Dear Sirs

Debenture dated [•] (the “Debenture”) between Corgenix UK Limited (the “Chargor”) and Faunus Group International, Inc (the “Chargee”)

1.             This letter constitutes notice to you that, under the Debenture, we have:

(a)           charged our Non-vesting Debts and all other Debts (as defined therein) to the Chargee by way of fixed charge;

(b)           undertaken to the Chargee to pay into the account number 09825479 held with you (the “Account”) all money which we receive in respect of our Non-vesting Debts and all other Debts (as defined therein) and, pending such payment, to hold all money so received on trust for the Chargee; and

(c)           charged all our interests and rights (if any) in or to any money at any time standing to the credit of the Account to the Chargee by way of fixed charge.

2.             We each hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary):

(a)           to disclose to the Chargee, without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Account and the amount from time to time standing to their credit as the Chargee may, at any time and from time to time, request you to disclose to it;

(b)           at any time and from time to time upon receipt by you of instructions in writing from the Chargee, to pay or release to the Chargee all or any of the money standing to the credit of the Account and generally to act in accordance with such instructions in relation to the Account, without any reference to or further authority from us and without any enquiry by you as to the justification for such instructions or their validity;

(c)           to comply with the terms of any written instructions in any way relating or purporting to relate to the Account which you may receive at any time and from time to time from the Chargee without any reference to or further authority from us and without any enquiry by you as to the justification for such notice, statement or instructions or its or their validity;

(d)           not to act upon our instructions with regard to the Account unless the Chargee confirms those instructions to you in writing; and

(e)           to hold all sums from time to time standing to the credit of the Account to the order of the Chargee.

3.             The Chargor is not permitted to withdraw any amount from any Account without the prior written consent of the Chargee.

4.             The instructions and authorisations contained in this letter shall remain in full force and effect until we and the Chargee together give you notice in writing revoking them.

5.             The terms defined in the Debenture shall, where the context so admits, have the same meaning in this letter.

6.             This letter shall be governed by and construed in accordance with the laws of England and Wales.

7.             Please will you acknowledge receipt of this letter and confirm your acceptance of the instructions and authorisations contained in it by sending a letter addressed to us and to the Chargee in the form attached to this letter.

Yours faithfully

For and on behalf of
CORGENIX UK LIMITED

Part 2

Form of Acknowledgement to be delivered by the Account Bank to the Chargee pursuant to clause 7.2

[On the headed notepaper of the Account Bank]

To:          Faunus Group International, Inc

80 Broad Street

22nd Floor

New York

NY 10004

For the attention of [                         ]

[date]

Dear Sirs

Accounts

We hereby acknowledge receipt of a letter (a copy of which is attached) dated [•] (the “Notice”) addressed to us by the Chargor.  We confirm that we hold the Account.

We hereby agree with the Chargee that we:

(a)           accept the instructions contained in the Notice and undertake to act in accordance and comply with the Notice;

(b)           have not received notice of the interest of any third party in the Account;

(c)           have neither claimed or exercised nor will claim or exercise without your prior written consent any security interest, set-off, counterclaim or other rights in respect of the Account or funds in it or debts represented by them;

(d)           shall not accept from the Chargor any further instructions received by us in respect of the Account without having received your written confirmation of such instructions;

(e)           shall pay all moneys received by us for the account of the Chargor to (and only to) the credit of the Account unless you otherwise agree or direct in writing; and

(f)            shall not permit any amount to be withdrawn from the Account without your prior written consent.

The expressions defined or incorporated by reference in the Notice shall, unless the context otherwise require, have the same meanings in this letter.

This letter shall be governed by and construed in accordance with the laws of England and Wales.

Yours faithfully

For and on behalf of
[Account Bank]

Schedule 3

Specified Intellectual Property

Domain Names

Domain	Registrar	Expiry Date	Comment

Patents

Patent Family Title	US Patent	UK Patent Status	European Patent Application
None at the date of this debenture

Trade marks

Trade mark	Territory	Class (es)	Status

Schedule 4

Form of Notice to Insurers

To:

[date]

Dear Sirs

We refer to a Debenture (the “Debenture”) dated       2010 made between Faunus Group International, Inc (the “Chargee”) and ourselves.  Unless otherwise stated in this letter, terms defined in the Debenture are to have the same meanings as in this letter.

In this letter, “Insurance Documents” means each of the following insurance policies:

Policy name	Policy number	Insurer	Insured

We hereby give you notice that we have assigned to the Chargee all our rights, title and interest in and to the Insurance Documents and charged by way of fixed charge all insurance and assurance contracts and policies (including the benefit of all claims arising and all money payable under them) as security for certain obligations owed by us to the Chargee.

We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous directions which we may have given you to the contrary):

1.             to comply with the terms of any written notice or instructions from the Chargee to effect or renew any such Insurance Document either in its name or in the name of any member of the Group with an endorsement of the Chargee’s interest;

2.             to procure that the Chargee is shown as first loss payee on the face of all Insurance Documents;

3.             to procure that each Insurance Document contains a provision under which the proceeds payable in respect of that Insurance Document are payable to us, the relevant member of the Group or the Chargee; and

4.             to procure that each Insurance Document contains:

(a)           a mortgagee clause whereby such Insurance Policy will not be vitiated or avoided in the event of or as a result of any misrepresentation, act, neglect or failure to make disclosure on the part of the insured party (other than the Chargee) or any circumstances beyond the control of any insured party and a waiver of all rights of subrogation against the Chargee; and

(b)           terms providing that it will not be invalidated so far as the Chargee is concerned for failure to pay any premium due without you first giving to the Chargee not less than seven days’ written notice;

5.             as soon as you become aware that a member of the Group has failed to pay any premium or renew any insurance, to keep the Chargee’s interest in such insurance in force up to the full sum insured and for the same risks (subject to the premium for any such period of extended cover being paid by the Chargee for the account of the relevant member of the Group);

6.             to advise the Chargee of any proposed cancellation of an Insurance Document at least 14 days before such cancellation is due to take effect;

7.             if the insurance cover is to be reduced or any insured risks are to be restricted, to advise the Chargee at least 14 days before such reduction or restriction is due to take effect;

8.             to advise the Chargee immediately of any act, omission or event which comes to the knowledge of you or the relevant insurer (as the case may be) and which might invalidate the insurance or render it unenforceable, in whole or in part; and

9.             to advise the Chargee if any claim with a value in excess of £5,000 is rejected by insurers or if insurers impose a reservation of rights following the notification of any claim.

Please sign and return the enclosed copy of this notice to the Chargee (with a copy to us) by way of confirmation that you agree to act in accordance with the provisions of this notice.

The instructions and authorisations contained in this letter shall remain in full force and effect until we and the Chargee together give you notice in writing revoking them.

This letter shall be governed by and construed in accordance with the laws of England and Wales.

Please confirm your acknowledgement of this Notice by signing the acknowledgements set out at the foot of the enclosed duplicate hereof and by returning the same to Faunus Group International, Inc, 80 Broad Street, 22nd Floor, New York, New York 10004 marked for the attention of [                      ]

Signed

for and on behalf of
Corgenix UK Limited

[on copy]

Acknowledgement

To:          Corgenix UK Limited

40 Commerce Road

Lynchwood

Peterborough PE2 6LR

To:          Faunus Group International, Inc

80 Broad Street

22nd Floor

New York

NY 1005

For the attention of

We,                                                   hereby acknowledge receipt of a notice of assignment from Corgenix UK Limited, of which the attached is a copy (the “Notice of Assignment”) and confirm the matters set out in paragraphs (1) to (9) of the Notice of Assignment.

For and on behalf of

Dated:

Schedule 6

Plant, Machinery & Equipment

Please see the attached list

Execution Copy

Execution Page

Chargor

SIGNED as a DEED by	)
CORGENIX UK LIMITED	)
acting by:	)

Director

Director/Secretary

Chargee

SIGNED as a DEED by	)
FAUNUS GROUP INTERNATIONAL, INC.	)
acting by:	)

President

Vice-President/Secretary